Exhibit 99.2

Augmedix Secures Strategic Financing from HCA Healthcare and Redmile Group

Company raises $12 million of new equity from HCA Healthcare and Redmile Group;

Augmedix and HCA Healthcare to collaborate on AI-powered ambient documentation products for the acute care setting;

Provides sufficient capital to achieve cash flow sustainability

SAN FRANCISCO, April 20, 2023 -- Augmedix Inc. (Nasdaq: AUGX), a healthcare technology company that delivers ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners, today announced that it has executed a strategic financing with HCA Healthcare, Inc. (NYSE: HCA), one of the nation’s leading healthcare providers, and Redmile Group, LLC, a San Francisco-based institutional healthcare investor. The strategic financing provides Augmedix with approximately $12 million in new capital and is expected to enable the Company to achieve positive cash flow without additional financing.

In conjunction with this financing, Augmedix will collaborate with HCA Healthcare to advance the development of AI-powered ambient documentation products for acute care clinicians, helping to streamline hospital workflows. These cutting-edge products instantly convert natural clinician-patient conversations into medical notes that physicians and nurses can review and finalize before they are seamlessly transferred in real time to the Electronic Health Record (EHR). The transformation of this vital but often time-consuming task can improve the ease of documentation and provide physicians and nurses more time to spend with patients. This innovative technology will complement Augmedix’s products that cater to the ambulatory care setting.

“We are excited to partner with Augmedix to develop ambient documentation in the acute care setting,” said Michael J. Schlosser, MD, MBA, senior vice president, HCA Healthcare’s department of Care Transformation and Innovation (CT&I). “This technology has the potential to revolutionize the way documentation occurs at the point of care, and this partnership and investment are part of our broader strategy to use technology to support our physicians and nurses and enhance patient care.”

“This equity issuance is expected to be our last before Augmedix reaches cash flow sustainability. Having a global healthcare leader like HCA Healthcare as a strategic partner helps validate our technology and approach to address the pervasive documentation challenge in the acute care setting,” commented Manny Krakaris, Chief Executive Officer at Augmedix. “With this new capital and HCA Healthcare as a strategic partner, we are accelerating development of innovative products such as Augmedix Go, working collaboratively to develop the right tools to address the important and complex issues of healthcare access, patient outcomes and physician burnout at scale. Importantly, we believe we can reach cash flow breakeven with the capital and liquidity now on our balance sheet, which we expect to achieve as we exit 2024. Our expanding portfolio of products has positioned Augmedix well for the large market opportunity ahead, and we look forward to delivering continued strong top-line growth in 2023 with improving operating leverage.”

Under terms of the strategic financing, Augmedix raised $12 million of equity from HCA Healthcare and Redmile Group at $1.60 per share through the issuance of a combination of new common shares and pre-funded warrants. In connection with the issuance of each new common share and pre-funded warrant, Augmedix also issued a “break even” warrant to purchase 0.25 common shares that are only exercisable in certain limited events, including if there is an additional equity or debt financing prior to the Company achieving two of three consecutive quarters of positive operating cash flow before net cash interest expense by the end of 2025.

In addition, should the Company elect to further supplement its liquidity position, the Company and Redmile Group have agreed to finalize within 30 days the terms of an equity line of credit from Redmile Group providing the Company with the option to raise up to $5 million at $1.60 per share. The Company would be able to access this facility between 12 months and 18 months after the equity line of credit is finalized. Based upon its operating plans, management does not anticipate utilizing this facility.

“The existing cash on our balance sheet, combined with the $12 million equity raise and the availability under our existing debt facility, provide us with the necessary liquidity to reach cash flow sustainability without the need for any additional equity issuances, or tapping into the new equity line of credit,” added Paul Ginocchio, Chief Financial Officer at Augmedix.

Details of the strategic financing will be included in a Form 8-K filed with the Securities and Exchange Commission.

Conference Call

Augmedix will host a conference call at 5:00 a.m. PT / 8:00 a.m. ET today, Thursday, April 20, 2023, to discuss the collaboration and strategic financing. The conference call can be accessed by dialing +1-877-407-3982 for U.S. participants or +1-201-493-6780 for international participants and referencing conference ID #13738314. Interested parties may access a live and archived webcast of the event on the Investor Relations section of the Company’s website at: https://ir.augmedix.com/news-events.

About Augmedix

Augmedix (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners. Augmedix is on a mission to help clinicians and patients form a human connection at the point of care with seamless technology. Augmedix’s proprietary Notebuilder Platform extracts relevant data from natural clinician-patient conversations and converts that data into medical notes in real time, which are seamlessly transferred to the EHR. The company’s platform uses Automatic Speech Recognition, Natural Language Processing including Large Language Models, and medical documentation specialists to generate accurate and timely medical notes. Leveraging this platform, Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout and increasing both clinician and patient satisfaction. Augmedix is also leading the revolution in leveraging point-of-care data by making connections between millions of clinician-patient interactions and analyzing them to deliver actionable insights that elevate patient care. Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the following: the financing providing sufficient capital to reach cash flow sustainability without the need for additional equity issuances; the expected benefits of the collaboration with HCA Healthcare; the accelerating of the development of innovative products such as Augmedix Go; our expanding portfolio of products positioning Augmedix well for the large market opportunity ahead, and our looking forward to delivering continued strong top-line growth in 2023 with improving operating leverage; and the expected terms, timing and use of the Company’s proposed equity line of credit with Redmile Group. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the U.S. Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the U.S. Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding our cash runway and our ability to generate sufficient cash flow to fund our operations; our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain medical documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contact Information

Investors:

Matt Chesler, CFA

FNK IR

(646) 809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com